                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                                  CELANESE AG*
             (Exact Name of registrant as specified in its charter)

                              *CELANESE CORPORATION
                 (Translation of Registrant's name into English)

 FEDERAL REPUBLIC OF GERMANY                                 NONE
(State or other jurisdiction of                (IRS Employer Identification No.)
 incorporation or organization)

                        65926 FRANKFURT am MAIN, GERMANY
                    (Address of principal executive offices)

                    CELANESE AMERICAS RETIREMENT SAVINGS PLAN
                            (Full title of the plan)

               JULIE K. CHAPIN, ESQ., VICE PRESIDENT AND SECRETARY
                          CELANESE AMERICAS CORPORATION
                                86 MORRIS AVENUE
                                SUMMIT, NJ 07901

                     (Name and address of agent for service)

                                 (908) 522-7500
          (Telephone number, including area code, of agent for service)

                         CALCULATION OF REGISTRATION FEE

======================================================================================================================
                                                                 PROPOSED          PROPOSED MAXIMUM
                                            AMOUNT TO BE     MAXIMUM OFFERING     AGGREGATE OFFERING       AMOUNT OF
TITLE OF SECURITIES TO BE REGISTERED(1)      REGISTERED       PRICE PER SHARE            PRICE         REGISTRATION FEE
-----------------------------------------------------------------------------------------------------------------------
ORDINARY SHARES WITH NO PAR VALUE         2,000,000 SHARES     $22.28125(2)         $44,562,500          $11,764.50

=======================================================================================================================

(1) In addition, pursuant to Rule 416(c) under the Securities Act of 1933 (the "Securities Act"), this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.

(2) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h), based upon the average of the high and low prices of the Registrant's Ordinary Shares on the New York Stock Exchange on February 7, 2000, as reported in The Wall Street Journal on
       February 8, 2000.





                               Page 1 of 8 Pages

                                     PART I

                     INFORMATION REQUIRED IN THE PROSPECTUS

ITEM 1.           PLAN INFORMATION*


ITEM 2.           REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION*

----------
*Pursuant to Rule 428(b)(1) under the Securities Act of 1933, as amended (the "Securities Act"), documents containing the information specified in Part I of Form S-8 will be sent or given to each person resident in the United States eligible to participate in the Plan. Such documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of
Part II hereof, taken together, constitute the Section 10(a) prospectus (the "Prospectus").

                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.           INCORPORATION OF DOCUMENTS BY REFERENCE

                  This Registration Statement on Form S-8 hereby incorporates by reference the contents of the following documents filed by Celanese AG (the "Registrant") with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"):

                  (a) The Registrant's Prospectus filed pursuant to Rule 424(b)(1), filed with the Commission on October 26, 1999 relating to the Registrant's Registration Statement on Form F-1 initially filed with the Commission on September 27, 1999 (Registration No. 333-87889), as amended, and declared effective on October 22, 1999;

                  (b)      All reports filed by the Registrant pursuant to
                           Section 13(a) or 15(d) of the Exchange Act since October 22, 1999, including any subsequent reports on Form 6-K; and

                  (c) The description of the ordinary shares of the Registrant with no par value (the "Ordinary Shares"), contained in the Registration Statement on Form 8-A filed with the Commission on October 21, 1999 pursuant to Section 12(g) of the Exchange Act.

                  All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14, or 15(d) of the Exchange Act, prior to the filing of a post-effective amendment indicating that all securities offered have been sold or that deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents so incorporated by reference. Statements contained in the foregoing documents incorporated by reference shall be deemed to be modified or superseded hereby to the extent that statements contained herein, or in any subsequently filed documents that are amendments hereto or that are incorporated herein by reference, shall modify or replace such statements. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

                  The Registrant shall furnish without charge to each person to whom the Prospectus is delivered, on the written or oral request of such person, a copy of any or all of the documents incorporated by reference,

                               Page 2 of 8 Pages
other than exhibits to such documents (unless such exhibits are specifically incorporated by reference to the information that is incorporated). Requests should be directed to the Benefits Department, Celanese Americas Corporation, 86 Morris Avenue, Summit, New Jersey 07901, telephone number (908) 522-7511.

                  All information appearing in this Registration Statement and the Prospectus is qualified in its entirety by the detailed information, including financial statements, appearing in the documents incorporated herein or therein by reference.

ITEM 4.           DESCRIPTION OF SECURITIES

                  The information required by Item 4 is not applicable to this Registration Statement because the class of securities to be offered is registered under Section 12 of the Exchange Act.

ITEM 5.           INTERESTS OF NAMED EXPERTS AND COUNSEL

                  The information required by Item 5 is not applicable to this Registration Statement.

ITEM 6.           INDEMNIFICATION OF DIRECTORS AND OFFICERS

                   Celanese maintains liability insurance for members of the Supervisory Board and the Management Board and officers of Celanese, including insurance against liability under the Securities Act.

ITEM 7.           EXEMPTION FROM REGISTRATION CLAIMED

                  The information required by Item 7 is not applicable to this Registration Statement.

ITEM 8.           EXHIBITS

Exhibit
Number            Description
------            -----------

  4.1 The English language translation of the form of Articles of Association (Satzung) of the Registrant (incorporated by reference from Exhibit 3.1 to the Post-Effective Amendment to the Registrant's Registration Statement on Form F-1
                  (No. 333-87889) filed with the Commission on October 25,
                  1999.)

  23.1            Consent of KPMG Deutsche Treuhand-Gesellschaft
                  Aktiengesellschaft Wirtschaftspruefungsgesellschaft to incorporation by reference of Independent Auditors' Report

  24.1            Power of Attorney (included in signature page)

  99.1            Celanese Americas Retirement Savings Plan Summary Plan
                  Description (SPD)

                  The Registrant hereby undertakes that it will submit or has submitted the Plan and any amendment thereto to the Internal Revenue Service in a timely manner, and has made or will make all changes required by the Internal Revenue Service in order to qualify the Plan under Section 401 of the Internal Revenue Code of 1986, as amended.


                               Page 3 of 8 Pages

ITEM 9.           UNDERTAKINGS

                  The undersigned Registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                           (i) To include any prospectus required by Section
                  10(a)(3) of the Securities Act of 1933, as amended (the "Securities Act");

                           (ii) To reflect in the prospectus any facts or events
                  arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculating of Registration Fee" table in the effective registration statement;

                           (iii) To include any material information with
                  respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement,

         provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

                  (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of the offering.

                  The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be the initial bona fide offering thereof.


                               Page 4 of 8 Pages

                  Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, and controlling persons of the Registrant pursuant to the provisions described in Item 6 of this Registration Statement, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer, or controlling person of the Registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.



         [The remainder of this page has been intentionally left blank.]



                               Page 5 of 8 Pages

                                   SIGNATURES

                  The Registrant. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Frankfurt am Main, Federal Republic of Germany, on the 14th day of February, 2000.

                                   CELANESE AG

                                   By:     /s/  Claudio Sonder
                                          ----------------------------------
                                          Claudio Sonder
                                          Chairman of the Management Board

                                   By:     /s/  Perry W. Premdas
                                          ----------------------------------
                                          Perry W. Premdas
                                          Member of the Management Board
                                          and Chief Financial Officer

                               POWER OF ATTORNEY

                  KNOW ALL MEN BY THESE PRESENTS, that each of the undersigned officers and directors of Celanese AG (the "Registrant") hereby constitutes and appoints Edmond A. Collins, Michael E. Grom, Ronald K. Silversten and Julie K. Chapin, or any of them (with full power to each of them to act alone), his true and lawful attorney-in-fact and agent, with full power of substitution, for him and on his behalf and in his name, place, and stead, in any and all capacities and on behalf of the Registrant, to sign, execute, and file this Registration Statement under the Securities Act of 1933, as amended, and any or all amendments (including, without limitation, post-effective amendments), with all exhibits and any and all documents required to be filed with respect thereto, with the Securities and Exchange Commission or any regulatory authority, granting unto such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same, as fully to all intents and purposes as he himself might or could do, if personally present, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their substitute or substitutes, may lawfully do or cause to be done.

                                   SIGNATURES

                  Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Name of Signatory            Capacities in Which Signing                  Date
-----------------            ---------------------------                  ----
  /s/ Claudio Sonder         Chairman of the Management Board        February 14, 2000
----------------------       (Chief Executive Officer)
Claudio Sonder

                   (Signatures continue on the following page)


                               Page 6 of 8 Pages

/s/ Perry W. Premdas              Member of the Management Board                   February 14, 2000
---------------------------       (Principal Financial Officer)
Perry W. Premdas

/s/  Peter Jakobsmeier            Principal Accounting Officer                     February 14, 2000
---------------------------
Peter Jakobsmeier

/s/ Ernst Schadow                 Member of the Management Board;                  February 14, 2000
---------------------------
Ernst Schadow

/s/ Edward H. Munoz               Member of the Management Board;                  February 14, 2000
---------------------------
Edward H. Munoz

/s/ Knut Zeptner                  Member of the Management Board;                  February 14, 2000
---------------------------
Knut Zeptner

/s/ Julie K. Chapin               Authorized Representative in the United States   February 14, 2000
---------------------------
Julie K. Chapin

                                   SIGNATURES

                  The Plan. Pursuant to the requirements of the Securities Act of 1933, the Plan Administrator has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Summit, State of New Jersey, on February 14, 2000.

                                        CELANESE AMERICAS
                                        RETIREMENT SAVINGS PLAN



                                        By:  /s/ Carol Parrillo
                                             ----------------------------------
                                             Carol Parrillo
                                             On behalf of the Celanese Americas
                                             Benefits Committee



                               Page 7 of 8 Pages

                                  EXHIBIT INDEX

    Regulation
    S-K Exhibit
       Number          Description of Document
       ------          -----------------------

         4.1      The English language translation of the
                  form of Articles of Association (Satzung) of the Registrant, (incorporated by reference from Exhibit 3.1 to the Post-Effective Amendment to the
                  Registrant's Registration Statement on
                  Form F-1(No. 333-87889) filed with the
                  Commission on October 25, 1999.

         23.1     Consent of KPMG Deutsche
                  Treuhand-Gesellschaft Aktiengesellschaft
                  Wirtschaftspruefungsgesellschaft to
                  incorporation by reference of Independent
                  Auditors' Report

         24.1 Power of Attorney (included in signature page)

         99.1     Celanese Americas Corporation Retirement
                  Savings Plan Summary Plan Description
                  (SPD)




                     Page 8 of 8 Pages